UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2019

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 8, 2019, Gerald G. Colella, the Chief Executive Officer of MKS Instruments, Inc. (the “Company”) announced his retirement as Chief Executive Officer of the Company, effective January 1, 2020. Mr. Colella will continue to serve as a member of the Board of Directors of the Company (the “Board”) after his retirement.

On May 8, 2019, John R. Bertucci, the Chairman of the Board, announced his retirement from the Board, effective immediately following the Company’s 2020 Annual Meeting of Shareholders. Mr. Bertucci will serve as Chairman Emeritus upon his retirement from the Board. In addition, the Board appointed Mr. Colella as Chairman of the Board effective upon Mr. Bertucci’s retirement.

(c) On May 8, 2019, the Board appointed John T.C. Lee, the Company’s President and Chief Operating Officer, as Chief Executive Officer of the Company, effective January 1, 2020. Dr. Lee will continue to serve as President of the Company when he assumes his new role as Chief Executive Officer. Dr. Lee, age 56, joined the Company in 2007 and has served as the Company’s President and Chief Operating Officer since May 2018. Prior to that, he served in several different roles at the Company of increasing responsibility including Senior Vice President and Chief Operating Officer, Senior Vice President of Business Units, Senior Vice President of one of the Company’s business units and Group Vice President within one of the Company’s business units.

To the extent that any information called for by Item 5.02(c)(3) is not determined or is unavailable, the Company will provide such information, if required, in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following sets forth the results of voting by shareholders at the 2019 Annual Meeting held on May 8, 2019:

a) Election of two Class II Directors to serve for a three-year term and until their successors are elected:

Director Nominee	Votes For	Votes Withheld
Jacqueline F. Moloney	45,790,124	1,582,356
Michelle M. Warner	47,231,311	141,169

There were 2,802,580 broker non-votes of shares on this proposal.

b) Approval of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Proxy Statement for this meeting:

Votes For	Votes Against	Votes Abstained
45,566,047	1,644,758	161,675

There were 2,802,580 broker non-votes of shares on this proposal.

c) Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

Votes For	Votes Against	Votes Abstained
49,138,307	1,007,430	29,323

There were no broker non-votes for this proposal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

May 9, 2019	By:	/s/ Kathleen F. Burke
Name: Kathleen F. Burke
Title: Senior Vice President, General Counsel & Secretary